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                                                                   EXHIBIT 10(a)

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") made and entered into as of the 15th day of July, 1994, by and between ZAPATA CORPORATION, a Delaware corporation (the "Company"), ZAPATA PROTEIN, INC., a Delaware corporation ("Zapata Protein"), and R. C. LASSITER, an individual residing in Houston, Harris County, Texas (the "Executive");

                              W I T N E S S E T H:

WHEREAS, the Executive has been an officer of the Company pursuant to the Employment Agreement dated effective March 15, 1991 between the Company and the Executive (the "Employment Agreement"); and

WHEREAS, the Employment Agreement provided for certain additional remuneration and certain additional benefits to be paid to the Executive if the Executive terminated his employment with the Company in the event of a Change of Control under certain conditions (as defined in Paragraph 5.B(i) of the Employment Agreement) after March 15, 1991; and

WHEREAS, a Change of Control of the Company occurred on or about July 16, 1992; and

WHEREAS, pursuant to Paragraph 5.B of the Employment Agreement, a Good Reason (as defined in the Employment Agreement) has occurred, pursuant to which the Executive may terminate his employment on or before July 16, 1994 and receive three years' salary from the date of such termination; and

WHEREAS, the Executive has given notice to the Company, dated July 15, 1994, to terminate his employment pursuant to Paragraph 5.B of the Employment Agreement; and

WHEREAS, the Company desires to retain the Executive to continue to provide management services to its subsidiary, Zapata Protein, after his termination of employment and Executive is willing and able to provide such services under the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties agree as follows:

1. Consulting Employment: The Company and the Executive agree that Executive's full-time employment under the Employment Agreement with the Company will terminate as of July 15, 1994. The Company hereby employs the Executive as an independent consultant and the Executive agrees to render consulting services to act as general manager of Zapata Protein for a term beginning on July 15, 1994 and ending on January 16, 1995 (the "Term of this Agreement"), and the Executive shall provide services as more fully described in the attached

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     EXHIBIT "A" incorporated herein by reference. The Executive shall provide such services in compliance with the requests of the Company's Board of Directors, and the Executive shall report the progress of his efforts to the Board of Directors on a regular basis. Executive shall perform the services at Zapata's One Riverway offices or such other location(s) as the Company may reasonably designate, and he shall be an independent consultant and shall not be deemed for any purpose to be an employee, agent or servant of the Company or Zapata Protein. The Company shall have no direction or control of the Executive except in the results to be obtained.

2. Direct Compensation: As compensation for services rendered hereunder, the Company shall pay the Executive the amounts due pursuant to Paragraph 5.B of the Employment Agreement commencing on July 15, 1994, in a monthly amount equal to Fourteen Thousand Five Hundred Eighty-Three and 33/100 Dollars ($14,583.33), until the earlier of: (a) January 15, 1995 or (b) the sale of all or substantially all of the capital stock or assets of Zapata Protein.

     If the event in subparagraph 2(a) of this Agreement occurs first, the Company shall pay any remaining amounts owed under Paragraph 5.B of the Employment Agreement at the rate of Three Hundred Fifty-Eight Thousand Six Hundred and No/100 Dollars ($358,600.00) per year until the full amount to which the Executive is entitled under Paragraph 5.B of the Employment Agreement is paid to the Executive.

     If the event in subparagraph 2(b) of this Agreement occurs first, the Company shall assign all of its rights and obligations under this Agreement to Zapata Protein and/or its successor; provided, however, that if all or substantially all of the capital stock or assets of Zapata Protein are sold to a party with which the Executive has no relationship or interest of any kind, including, but not limited to, a relationship or interest as an investor, stockholder, officer or consultant, then the Company shall remain liable for all remaining amounts payable to the Executive pursuant to Paragraph 2(c) of this Agreement. Subject to the foregoing, the Executive and Zapata Protein hereby consent to any such assignment pursuant to this Agreement, and Zapata Protein agrees to pay or cause to be paid all remaining amounts due to the Executive under Paragraph 5.B of the Employment Agreement in the event of such assignment at a rate of One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000.00) per year until the full amount to which the Executive is entitled under Paragraph 5.B of the Employment Agreement is paid to the Executive.

     In no event shall the amounts payable hereunder pursuant to Paragraph 5.B of the Employment Agreement be less than or exceed the total amount due under Paragraph 5.B of the Employment Agreement as of July 15, 1994.

3. Reimbursement of Expenses: The Company shall reimburse the Executive for all reasonable and necessary expenses he incurs under this Agreement. The Company shall provide the Executive office space at One Riverway, Houston, Texas 77056 (or at such other location(s) as the Company may reasonably designate) and one reserved parking space for the duration

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     of the Term of this Agreement.

4. Benefits: During the Term of this Agreement, the Executive shall be entitled to participate in the Company's group health and dental care plans pursuant to the terms and conditions of those plans. Premiums will be deducted from each monthly check paid to the Executive. Executive shall not participate in any other employee benefit plan or program sponsored by the Company, Zapata Protein or its successor during the Term of this Agreement.

5. Directors' and Officers Insurance and Indemnity: The Company agrees to use reasonable efforts to obtain a directors' and officers' liability insurance policy covering Executive and to continue to maintain such policy. The amount of such coverage, if available, shall be reasonable in relation to the Executive's responsibilities during the Term of this Agreement. Additionally, the Company agrees to indemnify fully and hold the Executive harmless against any causes of action of any type whatsoever to the fullest extent permitted by law and consistent with the Company's Certificate of Incorporation and By-laws in effect as of the date hereof with respect to any acts or non-acts he may commit in connection with the performance of his consulting services under this Agreement and during the Term of this Agreement, even if the Executive is shown to be negligent or grossly negligent, in whole or in part.

6. Notices: Any notices required to be made hereunder shall be deemed effective when placed in writing and hand-delivered or mailed in the U.S. mail, postage-prepaid, as follows:

     To Company:  Zapata Corporation
                  One Riverway, Suite 2200
                  Houston, Texas 77056
                  Attention:  Corporate Secretary

     To Executive:  Mr. R. C. Lassiter
                    11115 Wickwood
                    Houston, Texas 77024

7. Death or Disability: If, during the Term of this Agreement, Executive dies or becomes totally and permanently disabled (as defined in the Company's Long-Term Disability Plan), the Company shall be obligated to pay (in the case of death) to the Executive's beneficiary or beneficiaries designated in writing, or to his estate in the absence or lapse of such designation, or (in the case of such disability) to the Executive or his representative, the remaining amount payable under Paragraph 5.B of the Employment Agreement in a lump sum.

8. Covenant Not to Disclose: In consideration for mutual covenants and agreements herein, the Executive agrees that he shall not, except as permitted by the Company in writing, in any manner, at any time, directly or indirectly, disclose or appropriate to his own use or the use

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     of others any Company, Zapata Protein or affiliate trade secrets, supplier or customer lists or any other "confidential information." Confidential information means any and all information concerning the Company, Zapata Protein or an affiliate thereof not known to the general public or in the industry in which the Executive is engaged that is disclosed to the Executive or known or acquired by the Executive as a consequence of his prior full-time employment or the Term of this Agreement with the Company, Zapata Protein or any affiliate thereof, or that was acquired during his prior full-time employment or the Term of this Agreement with the Company, Zapata Protein or an affiliate thereof. The Executive confirms that any such trade secrets, supplier or customer lists, and any other confidential information are the exclusive property of the Company. The Executive acknowledges that the Company, Zapata Protein or an affiliate would be irreparably injured by a violation of the provisions of this Paragraph and the Company, Zapata Protein or an affiliate would have no adequate remedy at law. Therefore, the Executive acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance with this Paragraph.

9. Restrictive Covenant Not to Compete: In consideration for mutual covenants and agreements contained herein, the Executive agrees that during the Term of this Agreement he will engage in no direct competition with the Company or Zapata Protein in Louisiana without prior consent of the Board of Directors of the Company. Nothing contained herein shall prevent Executive from accepting less than full-time employment from other third-party employers, from engaging in his own business as an employee or otherwise, or from engaging in other business or investment opportunities provided the Executive does not violate the foregoing provisions of this Paragraph.

10. Source of Payments: All payments provided in this Agreement shall be paid in cash from the general funds of the Company, Zapata Protein or its successor, and no special or separate funds shall be established and not other segregation of assets shall be made to assure payment. The Executive shall have no right, title or interest whatever in or to any investments which the Company, Zapata Protein or its successors may make to aid the Company, Zapata Protein and its successor in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company, Zapata Protein and its successor and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company, Zapata Protein and its successor hereunder, such right shall be no greater than the right of an unsecured creditor of the Company, Zapata Protein and its successor.

11. Income Tax: The Executive shall have the sole responsibility of the payment of all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation or ruling. Where the Company chooses not to withhold taxes, Executive shall pay all such taxes directly and shall indemnify and hold the Company harmless from any and all claims,

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     demands, costs, penalties, attorneys' fees and liabilities arising as a result of Company's failure to do so.

12. Effect of Prior Agreements: This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and the Executive, except that this Agreement shall not affect or operate to reduce or increase any benefit or compensation inuring to the Executive the amount payable to the Executive under Paragraph 5.B of the Employment Agreement.

13. Enforceability and Governing Law: Should any portion of this Agreement be held unenforceable or inoperative for any reason, in whole or in part, it shall not affect any other portion of this Agreement, but the remainder shall be effective as though the ineffective portion is not contained herein. The Executive shall not assign or transfer his rights or duties under this Agreement without the prior written consent of the Company. No waiver or any breach or violations of this Agreement by the parties shall be deemed made unless made in writing. Any such waiver shall not operate or be construed as a waiver of any subsequent breach or violation of this Agreement. This Agreement is to be effective in and shall be construed in accordance with the laws of the State of Texas. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. This Agreement contains the entire understanding of the parties.

14.  General Provisions:

     a. Non-Assignability: Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries or legal representatives without the Company's prior written consent; provided, however, nothing in this Paragraph 12.A shall preclude (i) the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death or (ii) the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

     b. No Attachment: Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect such action shall be null, void and of no effect.

     c. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, except as otherwise provided herein.

     d.   Modification and Waiver:

          (i)  Amendment of Agreement:  This Agreement may not be modified or

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               amended except by an instrument in writing signed by the parties hereto.

          (ii) Waiver: No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     e. Headings: The headings of paragraphs herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

IT WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Executive has signed this Agreement all as of the day and year first written above.

                                     ZAPATA CORPORATION

                                     By:  /s/ Kristian Siem
                                          _____________________________________
                                          Kristian Siem
                                          Chief Executive Officer and President


                                     ZAPATA PROTEIN, INC.

                                     By:  /s/ Joseph D. Oliver
                                          _____________________________________
                                          Joseph D. Oliver
                                          Executive Vice President



                                      EXECUTIVE

                                          /s/ R. C. Lassiter
                                          ______________________________________
                                          R. C. Lassiter

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                                  EXHIBIT "A"


1. Responsible to the Board of Directors for profitable long-term management of the business.

2. Developing, and with the Board of Directors approval, implement both annual and long-range business plans and organizational policies.

3. Responsible for directing operations, accounting and control functions, marketing, and within guidelines established by the Board of Directors, managing capital investment and the administration of broad corporation strategy.

4. Exercising due care and loyalty towards the corporation and its shareholders while conducting activities in the ordinary course of business.

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